As filed with the Securities and Exchange Commission on September 18, 2025

Registration No. 333-253461

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

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POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORWARD INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New York	13-1950672
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

700 Veterans Memorial Highway, Suite 100 Hauppauge, New York 11788
(Address of Principal Executive Offices) (Zip Code)

Forward Industries, Inc. 2021 Equity Incentive Plan Forward Industries, Inc. 2011 Long Term Incentive Plan
(Full title of the plan)
Kathleen Weisberg Chief Financial Officer 700 Veterans Memorial Highway, Suite 100 Hauppauge, New York 11788
(Name and address of agent for service)

(631) 547-3055
(Telephone number, including area code, of agent for service)

Copy to:

Brian Bernstein, Esq.

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, Florida 33410

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act, to register a total of 429,100 shares of Common Stock of Forward Industries, Inc. (the “Company” or the “Registrant”) issued or issuable under the Forward Industries, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). The Company previously registered 129,100 shares of Common Stock (as adjusted for the 2024 1-for-10 reverse stock split) issuable under the 2021 Plan pursuant to this Registration Statement on Form S-8 originally filed with the SEC on February 24, 2021. The 2021 Plan has been amended to increase the number of shares available from 129,100 to 429,100. This Registration Statement also registers 4,082 shares of Common Stock issued or issuable under the 2011 Long Term Incentive Plan (the “2011 Plan”). We refer to the 2021 Plan and the 2011 Plan, collectively as the “Plans”.

This Registration Statement also includes a reoffer prospectus, prepared pursuant to General Instruction C to Form S-8, in accordance with the requirements of Part I of Form S-3, to be used by the Company’s directors and executive officers (which we refer to as the “Selling Shareholders”), as described under the section entitled “Selling Shareholders” therein, in connection with reoffers and resales on a continuous or delayed basis of a total of 376,607 shares of Common Stock that have been or may be acquired by the Selling Shareholders pursuant to outstanding stock options granted under the Plans. The Selling Shareholders are considered affiliates of the Company, as defined in Rule 405 under the Securities Act, and may be selling shares of Common Stock that constitute “restricted securities” or “control securities” within the meaning of General Instruction C to Form S-8. The reoffer prospectus updates and supplements and should be read in conjunction with the information contained in the reoffer prospectus previously filed with the SEC on February 24, 2021.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

This prospectus relates to a total of 429,100 shares of Common Stock issued or issuable to employees, consultants, officers, and directors of Forward Industries, Inc. and its subsidiaries under the 2021 Plan. Additionally, this prospectus relates to a total of 4,082 shares of Common Stock issued or issuable under the 2011 Plan. No more awards are being granted under the 2011 Plan.

The Company established the 2021 Plan to (a) enable the Company to attract and retain the types of employees, consultants and directors who would contribute to the Company’s long-term success; (b) provide incentives that align the interests of employees, consultants and directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

Awards granted pursuant to the 2021 Plan are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of events, which include, but are not limited to, a breach of a duty of confidentiality, competing with the Company, soliciting Company personnel after employment is terminated, failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the plan participant, termination of the plan participant’s Continuous Service for Cause (each as defined in the 2021 Plan), violation of the Company’s insider trading policy, or other conduct that is detrimental to the business or reputation of the Company and/or its affiliates of the Company as determined by the Company’s board of directors.

We will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by the SEC pursuant to Rule 428(b)(1) under the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

We will furnish without charge to each person to whom the prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of Forward Industries, Inc., 700 Veterans Memorial Highway, Suite 100, Hauppauge, New York 11788, Attention: Corporate Secretary or (631) 547-3055.

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REOFFER PROSPECTUS

FORWARD INDUSTRIES, INC.

This prospectus relates to the reoffer and resale of up to 376,607 shares of common stock, par value $0.01 per share (the “Common Stock”) of Forward Industries, Inc. (the “Company”) that may be reoffered or resold, from time to time, by certain selling shareholders (the “Selling Shareholders”) described in this reoffer prospectus, including the shares of Common Stock that have been acquired or may hereafter be acquired by the Company’s directors and executive officers deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”), pursuant to the Plans. The names of the Selling Shareholders and the amount of shares of Common Stock available to be resold are set forth below under the caption “Selling Shareholders” to the extent we presently have such information. Additionally, other affiliate Selling Shareholders may elect to sell shares under this reoffer prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares to be reoffered become known, we will supplement this reoffer prospectus with that information. See “Selling Shareholders” beginning on page 3.

The Selling Shareholders may sell the shares of Common Stock, from time to time, as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices on The Nasdaq Capital Market (or such other available market), at prices different than prevailing market prices or at privately negotiated prices. The Selling Shareholders may sell the shares of Common Stock directly, or may sell them through brokers or dealers.

The shares of Common Stock registered for resale include shares underlying Options that are not yet vested. Such shares may not be resold until the Options vest and the shares of Common Stock are issued.

We will not receive any of the proceeds from the sale of these shares of Common Stock by the Selling Shareholders. We will however receive the exercise price of the options at the time of their exercise. We have agreed to pay all expenses relating to the registration of these shares of Common Stock. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of Common Stock.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “FORD.” On September 17, 2025, the last reported sales price of our Common Stock on The Nasdaq Capital Market was $33.51 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 2 of this reoffer prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is September 18, 2025.

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You should rely only on information contained in this reoffer prospectus. We have not authorized anyone to provide you with information that is different from that contained in this reoffer prospectus. We are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus, regardless of the time of delivery of this reoffer prospectus or of any sale of our common stock. We are responsible for updating this reoffer prospectus to ensure that all material information is included and will update this reoffer prospectus to the extent required by law.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this reoffer prospectus or incorporated by reference in this reoffer prospectus. It may not contain all of the information that is important to you. You should carefully read the entire reoffer prospectus and the documents incorporated by reference in this reoffer prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this reoffer prospectus and any reoffer prospectus supplement hereto references to “Forward” “we,” “us,” and “our” refer to Forward Industries, Inc. and its consolidated subsidiaries.

Our Company

Forward is an engineering design company serving top-tier customers worldwide. The Company provides hardware and software product design and engineering services to customers predominantly located in the U.S.

We provide a complete range of design, engineering and development services with respect to a diverse array of consumer and industrial electronics products. These include but are not limited to medical products, smart displays, beverage vending, enterprise and mobile software applications, lighting, security and detections systems, cameras, wearables and vehicle controls. Solutions in these and other areas are designed and developed in-house, beginning at product concept, extending through design, engineering and prototype, and final design for manufacturing and computer-aided design files.

New Treasury Strategy

On September 8, 2025, in connection with a private placement with certain accredited investors, we announced the launch of our digital asset treasury strategy, pursuant to which we plan to pursue a number of strategic initiatives to acquire SOL and other digital assets. On September 10, 2025, we entered into the Asset Management Agreement and Services Agreement with Galaxy Digital Capital Management LP to guide us through the implementation of our new digital assets treasury business. On September 15, 2025, we announced our initial liquid SOL purchases of 6,822,000 at an average price of $232 per SOL, or $1.58 billion in the aggregate.

Under our new treasury policy and strategy (the “Treasury Policy”), the principal holding in our treasury reserve on the balance sheet will be allocated to digital assets, primarily SOL by applying a public-market treasury model to an asset that’s earlier in its lifecycle, structurally reflexive, and underexposed as compared to Bitcoin. Our approach involves acquiring SOL directly through market purchases and staking our holdings via our own or third-party operated validators and generating incremental revenue through strategic partnerships and deployments within the Solana ecosystem.

In addition to operating our hardware and software product design and engineering services business, our management will focus its resources on our Treasury Policy and a significant portion of the balance sheet will initially be allocated to holding SOL in our digital asset treasury.

Corporate Information

Our principal executive offices are located at 700 Veterans Memorial Highway, Suite 100, Hauppauge, New York 11788, and our telephone number is (631) 547-3055. Our corporate website address is www.forwardindustries.com. The information on our website is not incorporated into this reoffer prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this reoffer prospectus and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and that are disclosed in the documents incorporated herein by reference.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our Common Stock within Exhibit 99.1 to the Form 8-K filed with the SEC on September 8, 2025 and under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 filed with the SEC on December 27, 2024, and any subsequent filings with the SEC, which risk factors are incorporated herein by reference in their entirety. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or our financial condition. If any of the risk factors occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In such case, the value and marketability of the Common Stock could decline.

USE OF PROCEEDS

This reoffer prospectus relates to shares of Common Stock being offered and sold for the account of the Selling Shareholders. We will not receive any proceeds from the sale of the Common Stock offered and sold pursuant to this reoffer prospectus. We will, however, receive the exercise price of the options at the time of their exercise. Such proceeds will be contributed to working capital and will be used for general corporate purposes.

We have agreed to pay all expenses relating to the registration of Common Stock to be offered and sold pursuant to this reoffer prospectus. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of Common Stock.

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SELLING SHAREHOLDERS

This reoffer prospectus relates to the reoffer and resale by the Selling Shareholders listed below of shares of Common Stock which have been acquired or may be acquired by the Selling Shareholders who are deemed “affiliates” of the Company pursuant to the Plans.

The following table sets forth as of September 17, 2025 with respect to the Selling Shareholders.

(a)	the name of each Selling Shareholder;
(b)	the number of shares of Common Stock beneficially owned by each Selling Shareholder;
(c)	the maximum number of shares of Common Stock that each Selling Shareholder may offer for sale from time to time pursuant to this reoffer prospectus; and
(d)	the number of shares of Common Stock and the percentage of Common Stock that would be beneficially owned by each Selling Shareholder assuming the sale of all shares offered hereby.

We may amend or supplement this reoffer prospectus from time to time in the future to update the information concerning the identities of the Selling Shareholders, the number of shares that may be sold by each such Selling Shareholder and information about the shares beneficially owned by such Selling Shareholders.

Name of Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Shares of Common Stock Underlying Vested Awards Offered Pursuant to this Reoffer Prospectus (a) (2)	Shares of Common Stock Underlying Unvested Awards Offered Pursuant to this Reoffer Prospectus (b)(2)	Shares of Common Stock Beneficially Owned After the Offering	Percentage of Shares of Common Stock Beneficially Owned After the Offering (1)
Officers and Directors
Michael Pruitt (3)	90,000	90,000	13,779	0	0
Sharon Hrynkow (4)	90,886	65,390	36,157	1,486	*
Keith Johnson (5)	0	0	12,147	0	0
Sangita Shah (6)	110,356	75,233	36,157	11,113	*
Kathleen Weisberg (7)	45,000	45,000	0	0	0
Robert Wild (8)	3,245	2,744	0	501	*

*Represents less than 1%

(1)	Applicable percentages are based on 86,017,943 shares of Common Stock outstanding as of September 17, 2025, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock underlying options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by them. This Column includes vested options, or options will vest and become exercisable within 60 days.

(2)

(a) Represents shares underlying stock options that have vested or will vest within 60 days.

(b) Represents shares underlying stock options that have not vested and may not vest. Shares underlying unvested awards may not be sold unless and until such awards vest and the underlying shares are issued in accordance with the terms of the award and the applicable Plan.

(3)	Mr. Pruitt is an executive officer and director. Shares offered pursuant to this reoffer prospectus include (i) 90,000 shares underlying stock options exercisable at $18.50 per share and (ii) 13,779 shares underlying stock options exercisable at $6.01 per share that vest on February 1, 2026.

(4)	Ms. Hrynkow is a director. Shares offered pursuant to this reoffer prospectus include (i) 2,041 shares underlying stock options exercisable at $14.40 per share, (ii) 3,110 shares underlying stock options exercisable at $16.80 per share, (iii) 4,158 shares underlying stock options exercisable at $10.30 per share, (iv) 11,081 shares underlying stock options exercisable at $7.60 per share, (v) 45,000 shares underlying stock options exercisable at $18.50 per share, (vi) 24,010 shares underlying stock options exercisable at $3.73 per share that vest on October 1, 2025 and (vii) 12,147 shares underlying stock options exercisable at $6.37 per share that vest on June 1, 2026.

(5)	Mr. Johnson is a director. Shares offered pursuant to this reoffer prospectus represent shares underlying stock options exercisable at $6.37 per share that vest on June 1, 2026.

(6)	Ms. Shah is a director. Shares offered pursuant to this reoffer prospectus include (i) 1,947 shares underlying stock options exercisable at $23.90 per share, (ii) 2,777 shares underlying stock options exercisable at $15.60 per share, (iii) 2,463 shares underlying stock options exercisable at $17.20 per share, (iv) 2,807 shares underlying stock options exercisable at $14.70 per share, (v) 4,158 shares underlying stock options exercisable at $10.30 per share, (vi) 11,081 shares underlying stock options exercisable at $7.60 per share, (vii) 50,000 shares of Common Stock, (viii) 24,010 shares underlying stock options exercisable at $3.73 per share that vest on October 1, 2025 and (ix) 12,147 shares underlying stock options exercisable at $6.37 per share that vest on June 1, 2026.

(7)	Ms. Weisberg is an executive officer. Shares offered pursuant to this reoffer prospectus represent shares underlying stock options exercisable at $18.50 per share.

(8)	Mr. Wild is an executive officer of one of our subsidiaries. Shares offered pursuant to this reoffer prospectus include: (i) 1,364 shares underlying stock options exercisable at $15.60 per share and (ii) 1,380 shares underlying stock options exercisable at $14.70 per share.

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PLAN OF DISTRIBUTION

The shares of Common Stock covered by this reoffer prospectus are being registered for the account of the Selling Shareholders.

The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Shareholder in one or more transactions on The Nasdaq Capital Market or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Shareholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Shareholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the shares of Common Stock to be reoffered and resold pursuant to this reoffer prospectus. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Shareholders or other party selling such shares. Sales of the shares must be made by the Selling Shareholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act.

Any shares covered by this reoffer prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus. There is no assurance that the Selling Shareholders will sell all or a portion of the Common Stock offered hereby.

Only awards that have vested and been issued in accordance with the terms of the applicable Plan and award agreement may be resold under this prospectus. Shares underlying awards that remain unvested, or that are otherwise not deliverable under the terms of the awards, are not eligible for resale until the vesting and issuance conditions are satisfied.

The Selling Shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.

The Selling Shareholders will be subject to the reoffer prospectus delivery requirements of the Securities Act, unless exempted therefrom.

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LEGAL MATTERS

Certain legal matters in connection with the issuance of the shares of Common Stock offered hereby have been passed upon for the Company by Nason Yeager Gerson Harris & Fumero, P.A., 3001 PGA Boulevard, Suite 305, Palm Beach Gardens, Florida 33410.

EXPERTS

The consolidated financial statements of Forward Industries, Inc. and Subsidiaries for the years ended September 30, 2024 and 2023, have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Forward Industries, Inc. and Subsidiaries’ Annual report on Form 10-K for the year ended September 30, 2024, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on Forward Industries, Inc. and Subsidiaries’ ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You can review our electronically filed reports, proxy and information statements on the SEC’s website at http://www.sec.gov/ or on our website at https://forwardindustries.com/investors/sec-filings/. Information included on our website is not part of this reoffer prospectus.

We have filed with the SEC a registration statement on Form S-8, as amended, under the Securities Act, with respect to the shares of Common Stock offered by the Selling Shareholders pursuant to this reoffer prospectus. This reoffer prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the reoffer prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the Common Stock offered by this reoffer prospectus, we refer you to the registration statement and the accompanying exhibits.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this reoffer prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this reoffer prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC:

(a)	Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on December 27, 2024 and Form 10-K/A for the fiscal year ended September 30, 2024 filed with the SEC on January 17, 2025;

(b)	Our quarterly reports on Form 10-Q filed on February 13, 2025, May 14, 2025, and August 14, 2025;

(c)	Our current reports on Form 8-K (including 8-K/A) filed on October 4, 2024, October 18, 2024, November 1, 2024, November 18, 2024, December 13, 2024, December 23, 2024, February 3, 2025, February 13, 2025, February 27, 2025, March 17, 2025, March 24, 2025, March 31, 2025, March 31, 2025, April 2, 2025, May 1, 2025, May 8, 2025, May 22, 2025, May 23, 2025, June 4, 2025, June 18, 2025, July 25, 2025, August 11, 2025, August 11, 2025, August 12, 2025, September 8, 2025, September 8, 2025, September 11, 2025, September 12, 2025, September 15, 2025, September 16, 2025, and September 17, 2025 (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits relating to such information, which is neither filed nor incorporated by reference herein); and

(d)	The description of our securities contained in Exhibit 4.1 to our Form 10-K filed with the Commission on December 27, 2019, as updated by any amendments and reports filed for the purpose of updating such description.

In addition, all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (except in each case the information contained in such documents to the extent “furnished” and not “filed”) on or after the date of this reoffer prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part of this reoffer prospectus from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the SEC in accordance with the rules of the SEC shall not be deemed incorporated by reference into this reoffer prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

The Company will provide a copy of any document incorporated by reference in this reoffer prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, upon written or oral request. You may request this information by writing or calling us at the following address or phone number:

700 Veterans Memorial Highway, Suite 100

Hauppauge, New York 11788

(631) 547-3055

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any subsequent filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, (the “Exchange Act”), until the sale of all the shares of Common Stock that are part of this offering. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The documents we are incorporating by reference are as follows:

(a)	Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on December 27, 2024 and Form 10-K/A for the fiscal year ended September 30, 2024 filed with the SEC on January 17, 2025;

(b)	Our quarterly reports on Form 10-Q filed on February 13, 2025, May 14, 2025, and August 14, 2025;

(c)	Our current reports on Form 8-K (including 8-K/A) filed on October 4, 2024, October 18, 2024, November 1, 2024, November 18, 2024, December 13, 2024, December 23, 2024, February 3, 2025, February 13, 2025, February 27, 2025, March 17, 2025, March 24, 2025, March 31, 2025, March 31, 2025, April 2, 2025, May 1, 2025, May 8, 2025, May 22, 2025, May 23, 2025, June 4, 2025, June 18, 2025, July 25, 2025, August 11, 2025, August 11, 2025, August 12, 2025, September 8, 2025, September 8, 2025, September 11, 2025, September 12, 2025, September 15, 2025, September 16, 2025, and September 17, 2025 (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits relating to such information, which is neither filed nor incorporated by reference herein); and

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above;

(e)	The description of our securities contained in Exhibit 4.1 to our Form 10-K filed with the Commission on December 27, 2019, as updated by any amendments and reports filed for the purpose of updating such description; and

(f)	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation and Bylaws provide for indemnification of our officers, directors and agents to the fullest extent permitted under the NYBCL.

NYBCL Section 721 provides that the indemnification and advancement of expenses granted pursuant to, or provided by, this article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

NYBCL Section 722(a) provides that a corporation shall indemnify any director or officer of a corporation against judgments, fines, amounts paid in settlement, and expenses, including attorneys’ fees, actually and necessarily incurred by such person in connection with the defense of any action, suit or proceeding to the extent that such director or officer acted in good faith and in a manner not opposed to the best interests of the corporation.

NYBCL Section 722(b) provides that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

NYBCL Section 723 provides that a person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 722, or in defense of any claim, issue or matter therein, shall be entitled to indemnification as authorized in such section. Except as provided in the immediately preceding sentence, any indemnification provided for in Section 722 or otherwise permitted by Section 721, (unless ordered by a court under Section 724 of the NYBCL), shall be made by the Corporation only if authorized in the specific case:

(1) By the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding for which indemnification is sought, upon a finding that the person seeking indemnification has met the standard of conduct set forth in Section 722 or established pursuant to Section 721 or,

(2) If a quorum under the immediately preceding subparagraph is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

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(A) by the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in said first two paragraphs has been met by such person, or

(B) by the shareholders upon a finding that the person has met the applicable standard of conduct set forth in said first two paragraphs.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the SEC has taken the position that, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit #	Exhibit Description
4.1	2021 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 to Form 8-K filed on 12/23/20)
4.2	Amendment to the 2021 Equity Incentive Plan*
5.1	Legal Opinion of Nason Yeager Gerson Harris & Fumero, P.A.*
23.1	Consent of CohnReznick LLP, independent registered public accounting firm*
23.2	Consent of Nason Yeager Gerson Harris & Fumero, P.A. (contained in Exhibit 5.1)
107	Filing fee table*

* Filed herewith.

ITEM 9. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
		(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

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		(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement

	(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on September 18, 2025.

FORWARD INDUSTRIES, INC.

By:	/s/ Michael Pruitt
Michael Pruitt
Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Michael Pruitt	Interim Chief Executive Officer and Director	September 18, 2025
Michael Pruitt

/s/ Kathleen Weisberg	Chief Financial Officer (Principal Financial and Accounting Officer)	September 18, 2025
Kathleen Weisberg

/s/ Sharon Hrynkow	Director	September 18, 2025
Sharon Hrynkow

/s/ Keith Johnson	Director	September 18, 2025
Keith Johnson

/s/ Sangita Shah	Director	September 18, 2025
Sangita Shah

/s/ Pyahm (Kyle) Samani	Director	September 18, 2025
Pyahm (Kyle) Samani

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